                                                                      EXHIBIT 12

                R. R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

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                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                MARCH 31, 1995
                                                              ------------------
Earnings
  Earnings before income taxes...............................      $68,885
  Interest expense...........................................       22,584
  Interest factor in operating leases(1).....................        4,100
  Amortization of capitalized interest.......................        1,504
                                                                   -------
  Earnings available for fixed charges.......................      $97,073
                                                                   =======
Fixed Charges
  Interest expense...........................................      $22,584
  Capitalized interest.......................................        2,549
                                                                   -------
  Interest incurred..........................................       25,133
  Interest factor in operating leases(1).....................        4,100
                                                                   -------
  Total fixed charges........................................      $29,233
                                                                   =======
Ratio of earnings to fixed charges(2)........................         3.32
                                                                   =======

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(1) Management estimates one-third of current year operating lease payments to be the interest factor of such rentals.
(2) The ratio of earnings to fixed charges for the twelve months ended March 31, 1995 was 5.20.